Report of Independent Registered Public Accounting
Firm

To the Stockholders and Board of Directors of
Morgan Stanley Emerging Markets Fund, Inc.
In planning and performing our audit of the financial statements of Morgan Stanley Emerging Markets Fund,
Inc. (the "Fund") as of and for the year ended December
31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States),
we considered its internal control over financial
reporting, including controls over safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion on
the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance
regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting
principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on
a timely basis.
Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted the following deficiency involving
the control environment and its operation that we
consider to be a material weakness as defined above.
This deficiency was considered in determining the
nature, timing and extent of the procedures to be
performed in our audit of the financial statements of the Fund for the year ended December 31, 2017, and this report does not affect our report on the financial statements of the Fund dated February 26, 2018.
*	Our audit procedures identified errors in
amounts calculated and accrued for foreign capital gain tax. These errors were the result of a material weakness in the operating effectiveness of a control in the Fund's process, which is designed to analyze any foreign holdings and determine if there is any tax exposure that needs to be recorded in the financial statements. The process and identified control were not operating effectively to identify necessary changes to foreign capital gain tax accruals based on information available, including a change in tax laws in Argentina.
Management has corrected the December 31, 2017 financial statements for the error affecting the following significant accounts: Deferred
Capital Gain Country Tax, Net Realized Gain
(Loss) on Investments Sold and Change in
Unrealized Appreciation (Depreciation) on
Investments. Management also has represented it plans to enhance its procedures around the identification of changes to tax laws that could have a potential impact on their calculation of exposure to foreign capital gain tax.

This report is intended solely for the information and use of management and the Board of Directors of Morgan
Stanley Emerging Markets Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



	/s/ ERNST & YOUNG LLP



Boston, Massachusetts
February 26, 2018